Exhibit 10.3

EXECUTION VERSION

  AMENDMENT TO INDUSTRIAL FACILITY LEASE AND CONSENT TO SUBLEASE

THIS AMENDMENT TO INDUSTRIAL FACILITY LEASE AND CONSENT TO SUBLESE (this “Agreement”) is made and entered into effective as of February 19, 2013, by and among TEACHERS’ RETIREMENT SYSTEMS OF ALABAMA, an instrumentality of the State of Alabama, and EMPLOYEES’ RETIREMENT SYSTEM OF ALABAMA, an instrumentality of the State of Alabama (collectively, the “Landlord”), NAVISTAR, INC., a Delaware corporation (“Tenant”), and FreightCar Alabama, LLC, a Delaware limited liability company (“Subtenant”). Landlord, Tenant, and Subtenant are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”

Recitals

A.        Landlord entered into that certain Industrial Facility Lease (the “Lease”), dated as of September 29, 2011, with Tenant, whereby Landlord leased to Tenant the Leased Premises (as defined in the Lease). Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Lease.

B.        A short form or memorandum of the Lease has been recorded in the land records of Colbert County, Alabama on October 25, 2011 in Book 2011, Page 22555.

C.        Pursuant to that certain Sublease (the “Sublease”), dated as of February 19, 2013, Tenant has subleased to Subtenant a portion of the Facility referred to as the “Subleased Premises,” and granted to Subtenant the exclusive use of certain areas of the Leased Premises referred to therein as the “Exclusive Use Areas,” all as more particularly described in the Sublease. A true and complete copy of the Sublease has been delivered to Landlord.

Agreement

For and in consideration of the respective covenants and agreements of the Parties herein set forth, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged by the Parties, the Parties do hereby agree as follows:

ARTICLE 1

AMENDMENT TO LEASE

Section 1.1    Amendment. Landlord and Tenant hereby agree to amend the Lease by adding the following new Section 11.6 at the end of Article XI of the Lease:

“Section 11.6 Subtenant Protection.

(a)        If (i) this Lease is terminated or surrendered as a result of an Event of Default, or if Tenant’s rights of possession under this Lease are terminated as a result of an Event of Default, or (ii) upon a rejection of this Lease following Tenant’s bankruptcy or insolvency, or otherwise, then, upon Subtenant’s written request made within thirty (30) days after Subtenant’s receipt of written notice from Landlord of such termination or rejection, Landlord shall enter into a new lease (“New Lease”) for the entire Leased Premises, naming Subtenant as the tenant under this Lease, upon all of the terms, covenants, and conditions of this Lease (including options to extend the term of this Lease, if any) except for such provisions that must be modified to reflect such termination or rejection and the passage of time, for what would have been the full remaining term of the Lease, including any renewals or extensions thereof set forth in this Lease, had this Lease not been so terminated. The New Lease shall have the same priority as this Lease. The New Lease shall be entered into at the reasonable cost of Subtenant and shall be effective as of the date of such termination of this Lease. if the Lease is terminated as a result of any casualty or condemnation affecting the Leased Premises, however, Landlord is not obligated to enter into a New Lease with Subtenant.

(b)        Upon the assumption and/or assignment of this Lease following Tenant’s bankruptcy or insolvency or otherwise, any person or entity to whom this Lease is assumed and/or assigned, as a condition to such assumption and/or assignment, shall be deemed without further act or deed to have assumed all the Tenant’s obligations under both this Lease and the Sublease on and after the effective date of such assumption and/or assignment. Any person or entity to whom this Lease is assumed and/or assigned shall take such assumption or assignment subject to the rights and remedies of Subtenant under the Sublease, the terms of which Sublease are hereby incorporated by reference herein.

(c)        Landlord hereby agrees to give to Subtenant copies of all notices of Tenant’s default(s) under this Lease in the same manner as, and whenever, Landlord shall give any such notice of default to Tenant, and no such notice of default shall be deemed given to Tenant unless and until a copy of such notice shall have been so delivered to Subtenant. Landlord shall accept performance by Subtenant of any term, covenant, condition or agreement to be performed by Tenant under this Lease with the same force and effect as though performed by Tenant.

ARTICLE 2

CONSENT TO SUBLEASE

Section 2.1    Consent. Landlord hereby consents to the Sublease and to the sublease of the Subleased Premises by Tenant to Subtenant pursuant to the Sublease, including (without limitation) Section 2.3 (Extension of the Master Lease) and Section 4.4 (Exit Event), which provisions grant Subtenant the right under certain circumstances to sublease the entire Leased premises. Landlord hereby consents to such sublease of the entire Leased Premises by Subtenant in accordance with the terms of the Sublease.

Section 2.2     Non-Disturbance. So long as there is no Sublease Event of Default (as defined in the Sublease), which remains uncured, Landlord covenants and agrees that Subtenant’s possession and use of the Subleased Premises and Exclusive Use Areas and Subtenant’s rights and privileges under the Sublease, including any extensions or renewals thereof which may be effected in accordance with any option or right granted therein, shall not be diminished or interfered with by Landlord, and Subtenant’s occupancy of the Subleased Premises and Exclusive Use Areas shall not be disturbed during the term of the Sublease or any renewal or extension thereof.

ARTICLE 3

GENERAL PROVISIONS

Section 3.1    Notices. Any notice, request, demand, instruction or other document to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be delivered personally, sent by nationally recognized overnight courier service, delivery fee prepaid, or sent by United States registered or certified mail, return receipt requested, postage prepaid, in each case addressed to the parties at their respective addresses set forth below. Any such notice shall be effective (a) upon receipt if delivered personally, (b) on the next business day after confirmed deposit with a nationally recognized overnight courier service, and (b) three (3) business days after deposit in the United States registered or certified mail. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

If to Landlord	The Retirement Systems of Alabama 201 South Union Street Montgomery, AL 36130 Attn: Hunter Harrell

with a copy to:	Kelley Drye & Warren LLP 101 Park Avenue New York, NY 10178 Attn: George Marchese

If to Tenant:	Navistar, Inc. 2701 Navistar Drive Lisle, IL 60532 Attention: Scott F. Renier
with a copy to:	Jones Day 77 West Wacker Drive Chicago, IL 60601 Attention: Brian L. Sedlak

If to Subtenant	FreightCar America, Inc. Two North Riverside Plaza Suite 1300 Chicago, IL 60606 Telecopy: 312-928-0890 Attention: Senior Vice President, Operations

with a copy to:	McDermott Will & Emery LLP 227 West Monroe Street Suite 4700 Chicago, IL 60606 Attention: Helen R. Friedli

Section 3.2    No Adverse Amendments to Lease. Landlord and Tenant hereby agree that so long as the Sublease remains in effect and there is no Sublease Event of Default, which remains uncured, (i) without the prior written consent of Subtenant the Lease, including without limitation Section 11.6 thereof, shall not be amended, modified, restated or supplemented in any manner that would have a material adverse effect on the Sublease, the leasehold estate created by the Sublease or Subtenant’s right to use and occupy the Subleased Premises and the Exclusive Use Areas in accordance with the terms of the Sublease, and (ii) any sale, assignment, transfer or other conveyance of an interest in the Lease Premises or the Lease shall be subject to the Sublease and the rights of Subtenant thereunder.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first stated above.

Landlord:	Teacher Retirement Systems of Alabama

By: /s/
Name:
Title:

Employees’ Retirement System of Alabama
By: /s/
Name:
Title:

Tenant:	Navistar, Inc.

By: /s/Andrew J. Cederoth
Name: Andrew J. Cederoth
Title: EVP and CFO

Subtenant:	FreightCar Alabama, LLC

By: /s/Edward J. Whalen
Name Edward J. Whalen
Title: President and Chief Executive Officer

Sworn to and subscribed before me this 14 day of February 2013, at

Montgomery, Alabama

/s/ Allison M. DeBoard
Signature of Notary Public Name of Notary Public: Allison M. DeBoard Notary Public, State of Alabama My commission expires: 1/18/15